EXHIBIT 23.4


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The May Department Stores Company on Form S-4 of our reports dated April 19, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K/A of Zions Cooperative Mercantile Institution for the year ended January 30, 1999 and to the references to us under the headings "Experts" and "Selected Historical Financial Information" in the Proxy Statement/Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


Salt Lake City, Utah
November 24, 1999